EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

     a) CoStar Realty Information, Inc., a Delaware corporation

     b) CoStar Limited, a U.K. company

     c) CoStar UK Limited, a U.K. company

d) Grecam S.A.S., a France Societée par Actions Simplifiée

e) CoStar Portfolio Strategy, LLC, a Delaware limited liability company

f) Property and Portfolio Research Ltd., a U.K. company

g) CoStar Realty Information Canada Ltd., a British Columbia company

h) CoStar International LLC., a Delaware limited liability company

i) CoStar Field Research, LLC, a Delaware limited liability company

j) Network Communications, LLC., a Georgia limited liability company

k) CoStar Europe Ltd., a U.K. company

l) CoStar España, S.L., a Spanish company

m) Thomas Daily GmbH, a German company

n) Westside Rentals, LLC, a California limited liability company

o) Westside Credit Services, LLC, a California limited liability company

p) CS Land LLC, a Delaware limited liability company

q) The Screening Pros, LLC, a California limited liability company